                                  EXHIBIT 2.2

                   AMENDMENT ONE TO ASSET PURCHASE AGREEMENT

        Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Amendment One to Asset Purchase Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

                   AMENDMENT ONE TO ASSET PURCHASE AGREEMENT

                                     among

                          COMPAQ COMPUTER CORPORATION

                                      and

                         DIGITAL EQUIPMENT CORPORATION

                            (collectively, "Seller")

                                      and

                          ABOVENET COMMUNICATIONS INC.

                                 ("Purchaser")

                                      and

                              PX ACQUISITION CORP.

                                    ("Sub")

                           Dated as of June 18, 1999

                                AMENDMENT ONE TO

                            ASSET PURCHASE AGREEMENT

      THIS AMENDMENT ONE TO ASSET PURCHASE AGREEMENT is made as of the 18th day of June, 1999, by and among COMPAQ COMPUTER CORPORATION, a Delaware corporation, and DIGITAL EQUIPMENT CORPORATION, a Massachusetts corporation, (collectively, "SELLER"); ABOVENET COMMUNICATIONS INC., a Delaware corporation ("PURCHASER"); and PX ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Purchaser ("SUB").

      Seller, Purchaser and Sub are parties to an Asset Purchaser Agreement dated as of May 21, 1999 (the "APA"). The parties hereby amend the APA as set forth herein, with effect from and after June 18, 1999.

                                   ARTICLE I

                                   AMENDMENTS

      1.1 Definitions. Unless otherwise defined herein, defined terms in the APA shall have the same meanings herein as therein. In Section 1.1 of the APA, the definition of the "PAIX Financial Statements" is changed to read as follows:

      "PAIX FINANCIAL STATEMENTS" means the financial statements of the PAIX Business that are prepared by Seller and are attached and incorporated hereto as Exhibit A. The PAIX Financial Statements may, but do not necessarily, consist of the following: (i) audited Financial Statements as of December 26, 1998 and December 27, 1997, and for each of the three years in the period ended December 26, 1998 ("1998 PAIX YEAR-END FINANCIALS"), (ii) unaudited Financial Statements as of March 31, 1999 and for the three months then ended ("3/31 PAIX QUARTERLY FINANCIALS"), (iii) unaudited Statements of Revenues and Direct Expenses for the period from December 28, 1998 to the Closing Date ("PAIX CLOSING DATE FINANCIALS"), (iv) unaudited closing balance sheet as of the Closing Date ("PAIX CLOSING BALANCE SHEET"), and (v) unaudited Statements of Revenues and Direct Expenses for the period from July 1, 1997 to June 30, 1998 and from July 1, 1998 to the Closing Date ("ADDITIONAL PAIX FINANCIAL INFORMATION").


      1.2 Notices. Seller's address for notices pursuant to Section 15.3 of the APA is changed to:

          If to Seller, addressed as follows:

          Compaq Computer Corporation
          20555 State Highway 249
          MS: 110605
          Houston, TX 77070
          Attention: Martin Spake
          Telephone No.: (281) 518-1855
          Facsimile No.: (281) 518-7616

          with a copy to:

          Compaq Computer Corporation
          10435 N. Tantau Avenue
          MS: CAC07-16
          Cupertino, CA 95014
          Attention: W. Crisler Calhoun, Esq.
          Telephone No.: (408) 285-4664
          Facsimile No.: (408) 285-4634

                                   ARTICLE II

                                 MISCELLANEOUS

     2.1 Entire Understanding. This Amendment One sets forth the entire agreement and understanding of the parties hereto in respect to the subject matter hereof. Except as amended hereby the APA shall continue in full force and effect according to its terms.

     2.2 Counterparts. This Amendment One may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLER

COMPAQ COMPUTER CORPORATION

By /s/ HAROLD F. ENRIGHT, JR.
   -------------------------------
Name   Harold F. Enright, Jr.
    ------------------------------
Title  Vice President
    ------------------------------

DIGITAL EQUIPMENT CORPORATION

By /s/ HAROLD F. ENRIGHT, JR.
   -------------------------------
Name   Harold F. Enright, Jr.
    ------------------------------
Title  Vice President
    ------------------------------

PURCHASER

ABOVENET COMMUNICATIONS INC.

By /s/ SHERMAN TUAN
   -------------------------------
Name   Sherman Tuan
    ------------------------------
Title  CEO
    ------------------------------

SUB

PX ACQUISITION CORP.

By /s/ WARREN J. KAPLAN
   -------------------------------
Name   Warren J. Kaplan
    ------------------------------
Title  President
    ------------------------------